                                                                    EXHIBIT 10.4

                         ADVANCED RADIO TELECOM CORP.
               Amended and Restated Change of Control Agreement
               ------------------------------------------------

     AGREEMENT, made this 3/rd/ day of February, 1999 by and between William J. Maxwell ("Executive") and ADVANCED RADIO TELECOM CORP. (the "Company");

RECITALS:

    A. The Board of Directors of the Company (the "Board") recognizes that the possibility of a change in control may exist and that such possibility, and the uncertainty and questions which it may raise among management personnel, may result in the departure or distraction of management personnel to the detriment of the Company and its stockholders;

    B. The Board has determined that appropriate steps should be taken to reinforce and encourage the continued attention and dedication of members of the Company's management, including Executive, to their duties, to assisting the Board in assessing proposals with respect to a change in control and to advising the Board as to the best interests of the Company and its shareholders with respect to such potential change in control, without distraction and conflict arising from the possibility of a change in control;

    C. The Board wishes to induce Executive to remain in the employ of the Company and to assure him of fair severance should his employment terminate in specified circumstances following a change of control of the Company.

    NOW, THEREFORE, in consideration of the promises and the mutual covenants contained herein, the parties hereto agree as follows:

    1. If within 24 months following a Change of Control (as defined in Exhibit A) (the "Post Change of Control Period") Executive's employment with the Company is terminated (i) by the Company for any reason (other than for "Cause" or "Disability" (as defined paragraph 4 below) or as a result of Executive's death), or (ii) Executive terminates such employment for Good Reason (as defined in paragraph 4 below):

        (a) The Company will pay to Executive within five business days of such termination of employment a lump-sum cash payment in an amount equal to the sum of (i) Executive's annual base salary ("Base Salary") at the time of termination through the date of such termination of employment to the extent not theretofore paid, (ii) a prorated portion of Executive's maximum incentive compensation for the fiscal year in which such termination shall occur, calculated by multiplying (A) such incentive compensation times (B) a fraction, the numerator of which is the number of days in the fiscal year through the date of termination of employment, and the denominator of which is 365, (iii) if Executive has not been paid incentive compensation with respect to the fiscal year prior to the year in which such termination occurs and during which Executive was employed by the Company (except where prior to the Change of Control the Board had determined that no such incentive compensation was to be paid to Executive with respect to such prior year), Executive's maximum incentive bonus for such prior fiscal year prorated for the period of his employment by the Company if less than a full year (provided that if any target incentive compensation under (ii) or (iii) was expressed in shares of common stock rather than cash, the Company will pay the cash equivalent of such compensation based on the closing price per share as reported in the Wall Street Journal (Eastern Edition), in the case of the Company's common stock as of the date prior to the date of the Change of Control), and (iv) any accrued and unpaid vacation pay through the date of termination; and

        (b) Any stock, stock option or other awards granted to Executive by the Company shall immediately vest and, if applicable, become exercisable in full, notwithstanding any provision to the contrary, and shall remain exercisable, if applicable, until the earlier of the fourth anniversary of such termination of employment or the latest date on which such grant could have been exercised, any restrictions on any restricted stock, deferred stock or other awards shall immediately terminate and all such awards shall immediately be vested in full, and any certificates for any deferred stock shall be delivered to Executive no later than five business days following such termination;

        (c) The Company will pay to Executive within five business days of such termination of employment a lump-sum cash payment in an amount equal to the greater of (i) an amount equal to Executive's aggregate Base Salary and maximum incentive compensation for the period from the date of termination through December 31, 2000 determined as if he had been employed through December 31, 2000 (but without duplication of amounts paid pursuant to Section 1(a) above) or (ii) an amount equal to: (A) the amount of Executive's Base Salary at the rate in effect immediately prior to the date of termination or at the rate in effect immediately prior to the Change of Control, whichever is higher, and (B) the amount of Executive's maximum incentive compensation for the fiscal year during which the termination of employment occurs or the amount of Executive's maximum incentive compensation in effect immediately prior to the Change of Control, whichever is higher (provided that if any such incentive compensation is expressed or was paid in shares of common stock rather than cash, the calculation will be based on, and the Company will pay the cash equivalent of, such compensation based on the closing price per share as reported in the Wall Street Journal (Eastern Edition) in the case of a share of the Company's common stock determined on the date prior to the date of the Change of Control.

        (d) Executive, together with his dependents, will continue following such termination of employment to participate fully in the life and medical insurance plans maintained or sponsored by the Company immediately prior to the Change of Control on the same basis they participated prior to the Change in Control until the earlier of (i) the second anniversary of such termination or any longer period as may be provided by the terms of such plan or (ii) the date Executive becomes re-employed with another employer and is eligible to receive substantially equivalent life and medical benefits under another employer provided plan, provided that if the continued participation of Executive and his dependents is not possible under the terms of any of such Company plans, the Company shall instead either arrange to provide Executive and his dependents with substantially equivalent benefits or pay to Executive (within five days of the date of termination) an amount equal to the full value thereof in cash; and

        (e) the Company will promptly reimburse Executive for any and all legal fees and expenses (including, without limitation, stenographer fees and printing costs) incurred by him as a result of such termination of employment, including without limitation all fees and expenses incurred to enforce the provisions of this Agreement or contest or dispute that the termination of his employment is for Cause or other than for Good Reason (regardless of the outcome thereof).

     Notwithstanding anything herein to the contrary, (i) to the extent that any payment or benefit provided for herein is required to be paid or vested on any earlier date under the terms of any plan, agreement or arrangement, such plan, agreement or arrangement shall control; and (ii) if the Company terminates Executive's employment for a reason other than Cause prior to the date upon which the Change of Control occurs, and Executive reasonably demonstrates that such termination of employment (x) was at the request of a third party who has taken steps reasonably calculated to effect a Change of Control or (y) otherwise arose in connection with or in anticipation of a Change of Control, then for all purposes of this Agreement, Executive shall be entitled to the benefits provides in Section 1 above.

     To avert duplication of benefits, if Executive receives any payment of Base Salary, incentive compensation or severance other than under this Agreement ("Other Termination Payments") upon the termination of his employment with the Company, the amount of such payments shall be deducted from the amount paid under this Agreement and the benefits to be provided hereunder shall be provided only to the extent additional to the benefits to be provided other than under this Agreement; provided, however, that neither this paragraph nor the provisions of any other agreement shall be interpreted to reduce the amount payable to Executive below the amount that would otherwise have been payable under this Agreement if such Other Termination Payments had not been made.

     2.   Death, Disability, Cause, Other Than For Good Reason

          (a) If Executive's employment shall terminate during the Post Change of Control Period by reason of Executive's death, this Agreement shall terminate without further obligations to Executive's legal representatives under this Agreement.

          (b) If Executive's employment is terminated during the Post Change of Control Period by reason of Executive's Disability, this Agreement shall terminate without further obligations to Executive. For purposes of this Agreement, "Disability" shall have the meaning given in the Company's long-term disability plan defining the date and conditions for which Executive is entitled to receive long-term disability compensation pursuant to such long-term disability plan. If the Company determines in good faith that the Disability of Executive has occurred during the Post Change of Control Period, it may give Executive written notice of its intention to terminate Executive's employment. In such event, Executive's employment with the Company shall terminate effective on the 30th day after receipt of such notice by Executive, provided that, within the 30 days of such receipt, Executive shall not have returned to full-time performance of Executive's duties.

          (c) If Executive's employment shall be terminated for Cause (as defined in Section 4 below) during the Post Change of Control Period, this Agreement shall terminate without further obligations to Executive other than the obligation to pay Executive (A) his Base Salary through the date of termination and
               (B) Other Benefits, in each case to the extent theretofore unpaid.

          (d) If Executive voluntarily terminates employment during the Post Change of Control Period, excluding a termination for Good Reason, this Agreement shall terminate without further obligations to Executive.


     3. "Cause" means only: (a) commission of a felony or gross neglect of duty by Executive rising to the level of deliberate dereliction, (b) conviction of a crime involving moral turpitude, or (c) willful failure by Executive in the performance of his duties to the Company which failure is deliberate on Executive's part, results in material injury to the Company, and continues for more than 30 days after written notice given to Executive pursuant to a two-thirds vote of all of the members of the Board at a meeting called and held for such purpose (after reasonable notice to Executive) and at which meeting Executive and his counsel were given an opportunity to be heard, such vote to set forth in reasonable detail the nature of the failure. For purposes of this definition of Cause, no act or omission shall be considered to have been "willful" unless it was not in good faith and Executive had knowledge at the time that the act or omission was not in the best interest of the Company. Any act or failure to act based on authority given pursuant to a resolution duly adopted by the Board or based on the advice of counsel of the Company shall be conclusively presumed to be done, or omitted to be done, by Executive in good faith and in the best interest of the Company. Cause shall not include willful failure due to incapacity resulting from physical or mental illness or any actual or anticipated failure after Notice of Termination for Good Reason.

     4. Executive shall be deemed to have voluntarily terminated his employment for Good Reason if Executive leaves the employ of the Company for any reason following:

          (a) The assignment to Executive of any duties inconsistent in any respect with Executive's position (including status, offices, titles and reporting requirements), authority, duties or responsibilities immediately prior to the Change of Control; or the diminution or adverse alteration in any material adverse respect of such position, authority, duties or responsibilities, excluding for this purpose an isolated, insubstantial and inadvertent action not taken in bad faith and which is remedied by the Company promptly after receipt of notice thereof given by Executive;

          (b) Any reduction in Executive's rate of Base Salary for any fiscal year to less than 100% of the rate of Base Salary payable for the fiscal year immediately preceding the Change of Control or of the Base Salary provided for such fiscal year in any agreement between Executive and the Company, or reduction in Executive's total cash and stock compensation opportunities, including Base Salary and incentives, for any fiscal year to less than 100% of the total cash and stock compensation opportunities made available to him immediately preceding the Change of Control for the then current fiscal year or of the total cash and stock compensation opportunities which were to be made available to him for the fiscal year pursuant to any agreement between Executive and the Company (for this purpose, such opportunities shall be deemed reduced if the objective standards by which Executive's incentive compensation measured becomes more stringent, the target or maximum amounts of such incentive compensation are reduced, or the amount of such incentive compensation is reduced on a discretionary basis from the amount that would be payable solely by reference to the objectives); or

          (c) Failure of the Company to continue in effect any retirement, life, medical, dental, disability accidental death or travel insurance plan or other benefit plan or practice, in which Executive was participating immediately prior to the Change of Control unless the Company provides Executive with a plan or plans or practices that provide substantially similar benefits, or the taking of any action by the Company that would adversely affect Executive's participation in or materially reduce Executive's benefits under any of such plans or practices or deprive Executive of any material fringe benefit enjoyed by Executive immediately prior to the Change of Control other than an isolated, insubstantial and inadvertent failure not occurring in bad faith and which is remedied by the Company promptly after receipt of notice thereof given by Executive; or

          (d) The Company requires Executive to be based at any office or location further than 40 miles from the City of Bellevue, or the Company requires Executive to travel on Company business to a substantially greater extent than required immediately prior to the date of the Change of Control; or

          (e) Any failure by the Company to comply with and satisfy Section 6 of this Agreement.

     Executive's right to terminate his employment pursuant to this section shall not be affected by his incapacity due to physical or mental illness. Executive's continued employment shall not constitute consent to, or a waiver of rights with respect to, any circumstances constituting Good Reason hereunder.

     5. In the case of any dispute under this Agreement, Executive may initiate binding arbitration in Seattle, Washington before the American Arbitration Association by serving a notice to arbitrate upon the Company or, at Executive's election, institute judicial proceedings. The Company shall not have the right to initiate binding arbitration, and agrees that upon the initiation of binding arbitration by Executive pursuant to this paragraph 5 the Company shall cause to be dismissed any judicial proceedings it has brought against Executive relating to this Agreement. The Company authorizes Executive from time to time to retain counsel of his choice to represent Executive in connection with any and all actions, proceedings, and/or arbitration, whether by or against the Company or any director, officer, shareholder, or other person affiliated with the Company, which may affect Executive's rights under this Agreement. Company agrees to (i) pay the fees and expenses of such counsel,
(ii) to pay the cost of such arbitration and/or judicial proceeding, and (iii) pay interest to Executive on all amounts owed to Executive under this Agreement during any period of time that such amounts are withheld pending arbitration and/or judicial proceedings. Such interest will be at the base rate as announced from time to time by Canadian Imperial Bank of Commerce.

     In addition, notwithstanding any existing or prior attorney-client relationship between the Company and counsel retained by Executive, the Company irrevocably consents to Executive entering into an attorney-client relationship with such counsel and agrees that a confidential relationship shall exist between Executive and such counsel.

     6. If the Company is at any time before or after a Change of Control merged or consolidated into or with any other corporation or other entity (whether or not the Company is the surviving entity), or if substantially all of the assets thereof are transferred to another corporation or other entity, the provisions of this Agreement will be binding upon and inure to the benefit of the corporation or other entity resulting from such merger or consolidation or the acquirer of such assets (the "Successor Entity"), and this paragraph 6 will apply in the event of any subsequent merger or consolidation or transfer of assets. The Company will require any such Successor Entity to assume expressly and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform if no such transaction had taken place. As used in this Agreement, "Company" shall mean the Company as hereinbefore defined and any Successor Entity which assumes and agrees to perform this Agreement by operation of law or otherwise.

     In the event of any merger, consolidation, or sale of assets described above, nothing contained in this Agreement will detract from or otherwise limit Executive's right to or privilege of participation in any stock option or purchase plan or any bonus, profit sharing, pension, group insurance, hospitalization, or other incentive or benefit plan or arrangement which may be or become applicable to executives of the corporation resulting from such merger or consolidation or the corporation acquiring such assets of the Company.

     In the event of any merger, consolidation, or sale of assets described above, references to the Company in this Agreement shall unless the context suggests otherwise be deemed to include the entity resulting from such merger or consolidation or the acquiror of such assets of the Company.

     7. Any termination by the Company for Cause, or by Executive for Good Reason, shall be communicated by Notice of Termination to the other party hereto given in accordance with the last paragraph of Section 12 of this Agreement.
For purposes of this Agreement, a "Notice of Termination" means a written notice that (i) indicates the specific termination provision in this Agreement relied upon, (ii) to the extent applicable, sets forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of Executive's employment under the provision so indicated and (iii) if the Date of Termination (as defined below) is other than the date of receipt of such notice, specifies the termination date (which date shall be not more than thirty days after the giving of such notice). The failure by Executive or the Company to set forth in the Notice of Termination any fact or circumstance which contributes to a showing of Good Reason or Cause shall not waive any right of Executive or the Company, respectively, hereunder or preclude Executive or the Company, respectively, from asserting such fact or circumstance in enforcing Executive's or the Company's rights hereunder.

     "Date of Termination" means (i) if Executive's employment is terminated by the Company for Cause, or by Executive for Good Reason, the date of receipt of the Notice of Termination or any later date specified therein, as the case may be, (ii) if Executive's employment is terminated by the Company other than for Cause or Disability, the Date of Termination shall be the date on which the Company notifies Executive of such termination and (iii) if Executive's employment is terminated by reason of death or Disability, the Date of Termination shall be the date of death of Executive or the effective date of the Disability, as the case may be.

     8. All payments required to be made by the Company hereunder to Executive or his dependents, beneficiaries, or estate will be subject to the withholding of such amounts relating to tax and/or other payroll deductions as may be required by law.

     In the event that it is determined that any payment or benefit provided by the Company to or for the benefit of Executive, either under this Agreement or otherwise, will be subject to the excise tax imposed by Section 4999 of the Internal Revenue Code or any successor provision(s) ("Section 4999"), the Company will, prior to the date on which any amount of the excise tax must be paid or withheld, make an additional lump-sum payment (the "Gross-up Payment") to Executive in an amount sufficient, after giving effect to all federal, state and other taxes and charges (including interest and penalties, if any) with respect to the gross-up payment, to make Executive whole for all taxes (including withholding taxes) and any associated interest and penalties, imposed under or as a result of Section 4999.

     Determinations under this Section 8 will be made by Coopers & Lybrand unless Executive has reasonable objections to the use of that firm, in which case the determinations will be made by a comparable firm chosen by Executive after consultation with the Company (the firm making the determinations to be referred to as the "Firm"). The determinations of the Firm will be binding upon the Company and Executive except as the determinations are established in resolution (including by settlement) of a controversy with the Internal Revenue Service to have been incorrect. All fees and expenses of the Firm will be paid by the Company.

     If the Internal Revenue Service asserts a claim that, if successful, would require the Company to make a Gross-up Payment or an additional Gross-up Payment, the Company and Executive will cooperate fully in resolving the controversy with the Internal Revenue Service. The Company will make or advance such Gross-up Payments as are necessary to prevent Executive from having to bear the cost of payments made to the Internal Revenue Service in the course of, or as a result of, the controversy. The Firm will determine the amount of such Gross-up Payments or advances and will determine after final resolution of the controversy whether any advances must be returned by Executive to the Company. The Company will bear all expenses of the controversy and will gross Executive up for any additional taxes that may be imposed upon Executive as a result of its payment of such expenses.

     9. There shall be no requirement on the part of Executive to seek other employment or otherwise mitigate damages in order to be entitled to the full amount of any payments and benefits to which Executive is entitled under this Agreement, and the amount of such payments and benefits shall not be reduced by any compensation or benefits received by Executive from other employment other than with respect to certain welfare benefits as provided in the first proviso to Section 1(d).

     10. Nothing contained in this Agreement shall be construed as a contract of employment between Company and Executive, or as a right of Executive to continue in the employ of Company, or as a limitation of the right of Company to discharge Executive with or without Cause; provided that Executive shall have the right to receive upon termination of his employment the payments and benefits provided in this Agreement and shall not be deemed to have waived any rights he may have either at law or in equity in respect of such discharge.

     11. No amendment, change, or modification of this Agreement may be made except in writing, signed by both parties. This agreement amends and restates in its entirety the Change of Control Agreement between the parties, dated December 8, 1997.

     12. This Agreement shall terminate on December 31, 2000, provided, however, that commencing on December 31, 1999 and on each annual anniversary of such date (each such date hereinafter referred to as a "Renewal Date"), unless previously terminated, the term of this Agreement shall be automatically extended so as to terminate three years from such Renewal Date, unless at least sixty days prior to the Renewal Date the Company shall give notice to Executive that the term of this Agreement shall not be so extended. This Agreement shall not apply to a Change of Control which takes place after the termination of this Agreement.

     The provisions of this Agreement shall be binding upon and shall inure to the benefit of Executive, his executors, administrators, legal representatives and assigns, and the Company and its successors.

     The validity, interpretation, and effect of this Agreement shall be governed by the laws of the State of Washington. Any ambiguities in this Agreement shall be construed in favor of Executive.

     The invalidity or unenforceability of any provisions of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement, which shall remain in full force and effect.

     The Company shall have no right of set-off or counterclaims, in respect of any claim, debt, or obligation, against any payments to Executive, his dependents, beneficiaries, or estate provided for in this Agreement.

     No right or interest to or in any payments shall be assignable by Executive; provided, however, that this provision shall not preclude him from
           --------
designating one or more beneficiaries to receive any amount that may be payable after his death and shall not preclude the legal representative of his estate from assigning any right hereunder to the person or persons entitled thereto under his will or, in the case of intestacy, to the person or persons entitled thereto under the laws of intestacy applicable to his estate. The term "beneficiaries" as used in this Agreement shall mean a beneficiary or beneficiaries so designated to receive any such amount, or if no beneficiary has been so designated, the legal representative of Executive's estate.

     No right, benefit, or interest hereunder, shall be subject to anticipation, alienation, sale, assignment, encumbrance, charge, pledge, hypothecation or set-off in respect of any claim, debt or obligation, or to execution, attachment, levy or similar process, or assignment by operation of law. Any attempt, voluntary or involuntary, to effect any action specified in the immediately preceding sentence shall, to the full extent permitted by law, be null, void, and of no effect.

     All notices and other communications hereunder shall be in writing and shall be given by hand delivery to the other party or by registered or certified mail, return receipt requested, postage prepaid, addressed as follows:

       If to Executive:  William J. Maxwell
       ---------------   528 Lake Street S. A-302
                         Kirkland, WA  98033


       If to the Company:  Advanced Radio Telecom Corp.
       -----------------   500 108th Avenue, N.E.
                           Suite 2600
                           Bellevue, WA 98004
                           Attention: General Counsel

or to such other address as either party shall have furnished to the other in writing in accordance herewith. Notice and communications shall be effective when actually received by the addressee.

     IN WITNESS WHEREOF, the Company and Executive have each caused this Agreement to be duly executed and delivered as of the date set forth above.

                                 ADVANCED RADIO TELECOM CORP.


                                 By:
                                    ------------------------------


                                 ----------------------------------
                                 William J. Maxwell

                                   EXHIBIT A

       Change of Control.  For the purposes of this Agreement, a "Change of
       -----------------
Control" shall mean:

          (a) The acquisition by any person, corporation, partnership, limited liability company or other entity (a "Person", which term shall include a group within the meaning of section 13(d) of the Securities Exchange Act of 1934 (the "Exchange Act")) of ultimate beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act), directly or indirectly of 30% or more of either (i) the then outstanding shares of common stock of the Company (the "Outstanding Company Common Stock") or
               (ii) the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors (the "Outstanding Company Voting Securities"); provided, however, that for purposes of this subsection (a), the following acquisitions shall not constitute a Change of Control: (i) any such acquisition directly from the Company, except for acquisition of securities upon conversion of other securities of the Company (ii) any such acquisition by the Company, (iii) any such acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company or (iv) any such acquisition by any corporation pursuant to a transaction which complies with clauses (i), (ii) and (iii) of subsection (c) of this Exhibit A; or

          (b) Individuals who, as of the date hereof, constitute the Board (the "Incumbent Board") cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to the date hereof whose election, or nomination for election, by the Company's shareholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board; or

          (c) Consummation of a reorganization, merger or consolidation or sale or other disposition of all or substantially all of the assets of the Company in one or a series of transactions (a "Business Combination"), in each case, unless, following such Business Combination, (i) all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the

               Outstanding Company Common Stock and Outstanding Company Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly, immediately following such Business Combination more than 50% of, respectively, the outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such Business Combination (including, without limitation, a corporation which as a result of such transaction owns the Company or all or substantially all of the Company's assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership, immediately prior to such Business Combination of the Outstanding Company Common Stock and outstanding Company Voting Securities, as the case may be, (ii) no Person (excluding any corporation resulting from such Business Combination or any employee benefit plan (or related trust) of the Company or such corporation resulting from such Business Combination) ultimately beneficially owns, directly or indirectly, 30% or more of, respectively, the then outstanding shares of common stock of the corporation resulting from such Business Combination or the combined voting power of the then outstanding voting securities of such corporation except to the extent that such ownership existed prior to the Business Combination and (iii) at least a majority of the members of the board of directors of the corporation resulting from such Business Combination were members of the Incumbent Board at the time of the execution of the initial agreement, or of the action of the Board, providing for such Business Combination; or

          (d) Approval by the shareholders of the Company of a complete liquidation or dissolution of the Company.